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                                                                     Exhibit 8.0

                                 Law Offices of
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                              734 15th Street, N.W.
                             Washington, D.C. 20005
                          Telephone No. (202) 347-0300


                                  April 9, 1999



Board of Directors
Coastal Bancorp, Inc.
Coastal Banc Plaza
5718 Westheimer, Suite 600
Houston, TX 77057

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         As special federal tax counsel to Coastal Bancorp, Inc. (the "Company") in connection with the issuance by the Company of shares of its Series A Cumulative Redeemable Preferred Stock pursuant to the Prospectus and Prospectus Supplement contained in the Registration Statement, and assuming the operative documents described in the Prospectus will be performed in accordance with the terms described therein, we hereby confirm to you our opinion as set forth under the heading "Tax Considerations" in the Prospectus Supplement, subject to the limitations set forth therein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Tax Considerations" in the Prospectus Supplement.


                                        Very truly yours,

                                        ELIAS, MATZ, TIERNAN & HERRICK L.L.P.


                                        By: /s/ Norman B. Antin
                                            -----------------------------------
                                            Norman B. Antin, a Partner